UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2025

Entero Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENTO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

The information set forth in Item 5.02 below regarding the CEO Agreement, the CFO Agreement and the Director Agreements (as defined below) is incorporated by reference in this Item 1.01.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Compliance with Nasdaq Minimum Bid Price Requirement

As previously disclosed on the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2024, Entero Therapeutics, Inc. (the “Company”) received a letter on September 6, 2024 (the “Notice”) from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock, par value $0.0001 per share (“Common Stock”), for the last 30 consecutive business days, the Company is not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided 180 days, or until March 5, 2025, to regain compliance with the Minimum Bid Price Requirement.

On March 6, 2025, the Company received a letter from Nasdaq (the “Extension Notice”) advising that the Company has been granted a 180-day extension, or until September 1, 2025, to regain compliance with the Minimum Bid Price Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A). If at any time prior to September 1, 2025, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, the Company will regain compliance with the Minimum Bid Price Requirement.

The Extension Notice has no immediate effect on the listing of the Company’s common stock on The Nasdaq Capital Market and does not affect the Company’s reporting requirements with the Securities and Exchange Commission. If the Company does not regain compliance with the Minimum Bid Price Requirement during the additional 180-day extension, Nasdaq will provide written notification to the Company that its common stock will be delisted. At that time, the Company may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company does appeal the delisting determination by Nasdaq to the hearings panel, that such appeal would be successful. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement during the additional 180-day compliance period ending September 1, 2025 or maintain compliance with any other Nasdaq listing requirement.

The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider implementing available options to regain compliance with the Minimum Bid Price Requirement.

Compliance with Nasdaq Annual Meeting Rule

As previously disclosed on the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2025, the Company had received on January 7, 2025, a formal letter from Nasdaq notifying the Company that it did not comply with Nsadaq Listing Rule 5620(a) (the “Annual Meeting Rule”), which requires that it hold an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year end.

On February 21, 2025, the Company submitted to the Staff a plan of compliance which described the circumstances under which it became noncompliant with the Annual Meeting Rule and the Company’s plan with which it will regain compliance. The Staff in its letter dated March 3, 2025 determined to grant the Company an extension until June 30, 2025, to regain compliance with the Annual Meeting Rule by holding an annual meeting of shareholders.

The letter will have no immediate effect on the Company’s continued listing on Nasdaq, subject to its compliance with the other continued listing requirements.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Sarah Romano as Chief Financial Officer

On March 3, 2025, Ms. Sarah Romano informed the Company of her resignation as Chief Financial Officer of the Company, effective as of March 7, 2025. Ms. Romano’s decision to resign was not because of any disagreement relating to the Company’s operations, policies, practices, financial reporting or controls.

Appointment of Anna Skowron as Chief Financial Officer

In connection with the resignation of Ms. Romano, on March 3, 2025, the Company appointed Ms. Anna Skowron as Chief Financial Officer of the Company, effective as of March 7, 2025 (the “Effective Date”).

Ms. Anna Skowron, CPA, CA, is a Principal at Skowron Accounting Professional Corporation, which was founded in 2015. With over 14 years of accounting related experience, Ms. Skowron specializes in financial reporting, compliance, corporate governance, and business strategy. Previously Ms. Skowron served as Global Financial Controller at a multi-national North American domiciled technology provider. She also managed consolidated reporting across North America for a global steel corporation. Ms. Skowron has played a key role in various business acquisitions and capital raising initiatives across multiple industries. Ms. Skowron holds a Bachelor of Commerce and Finance with specialization in Accounting and Economics from the University of Toronto and became a member of the Institute of Chartered Accounts of Ontario in 2014.

In connection with Ms. Skowron’s appointment, the Company entered into a consulting agreement (the “CFO Agreement”), pursuant to which she will receive compensation of $8,333 per month, effective as of the Effective Date. The Company will also defend and indemnify Ms. Skowron in her capacity as Chief Financial Officer of the Company to the fullest extent permitted under the Delaware General Corporation Law (“DGCL”) and shall also maintain a policy for indemnifying its officers and directors, including Ms. Skowron, for all actions permitted under the DGCL taken in good faith pursuit of their duties for the Company. The foregoing description of the CFO Agreement does not purport to be complete and is qualified in its entirety by the terms of the CFO Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

There are no arrangements or understandings between Ms. Skowron and any other persons pursuant to which she was selected as an officer of the Company. There are also no family relationships between Ms. Skowron and any director or executive officer of the Company, and Ms. Skowron does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Entry into Consulting Agreement for appointment of Richard Paolone as CEO

As previously disclosed on the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2025, the Company had appointed Mr. Richard Paolone as Interim Chief Executive Officer and Chairman of the board of directors of the Company. Subsequently, on March 6, 2025, the Company entered into a consulting agreement in connection with Mr. Paolone’s role as CEO (the “CEO Agreement”), effective as of February 12, 2025, pursuant to which he will receive compensation of $12,500 per month. The Company will also defend and indemnify Mr. Paolone in his capacity as Chief Executive Officer of the Company to the fullest extent permitted under the Delaware General Corporation Law (“DGCL”) and shall also maintain a policy for indemnifying its officers and directors, including Mr. Paolone, for all actions permitted under the DGCL taken in good faith pursuit of their duties for the Company. The foregoing description of the CEO Agreement does not purport to be complete and is qualified in its entirety by the terms of the CEO Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Entry into Agreements with Directors of the Company

As previously disclosed on the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2025 and February 12, 2025, the Company had appointed certain directors (Mr. Manpreet Uppal, Mr. Richard Paolone and Mr. Eric Corbett) to its board of directors. On March 6, 2025, the Company entered into agreements with each of its five directors (the “Director Agreements”), namely Mr. Manpreet Uppal, Mr. Richard Paolone, Mr. Eric Corbett, Mr. Ed Borkowski and Mr. Jack Syage, effective as of February 12, 2025 with regard to their services as directors of the Company. Pursuant to the Director Agreements, each director is entitled to a cash compensation of $2,500 per month to be paid monthly at the beginning of each month. Under the Director Agreements, the Company will also reimburse each director for reasonable business related expenses approved by the Company in advance, such approval not to be unreasonably withheld. The foregoing description of the Director Agreements does not purport to be complete and is qualified in its entirety by the terms of the Director Agreement, a form of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement dated March 6, 2025 between Company and Skowron Accounting Professional Corporation for appointment of Anna Skowron as Chief Financial Officer of the Company.
10.2	Consulting Agreement dated March 6, 2025 between Company and 2818390 Ontario Corp. for appointment of Richard Paolone as Chief Executive Officer of the Company.
10.3	Form of Director Agreement dated March 6, 2025 between Company and directors of the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entero Therapeutics, Inc.

March 7, 2025	By:	/s/ Richard Joel Paolone
	Name:	Richard Joel Paolone
	Title:	Interim Chief Executive Officer